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                                                                   Exhibit 10.57

STATE OF SOUTH CAROLINA                  )
                                         )       MODIFICATION AGREEMENT
COUNTY OF GREENVILLE                     )     RELATING INTER ALIA TO THE
                                         )             FOLLOWING:
                                         )
                                         )       MORTGAGE, ASSIGNMENT OF
                                         )        LEASES AND RENTS AND
                                         )         SECURITY AGREEMENT
                                         )         DATED JUNE 2, 1988
                                         )       AND RECORDED WITH THE
                                         )          REGISTER OF DEEDS
                                         )       FOR GREENVILLE COUNTY,
                                         )     SOUTH CAROLINA IN MORTGAGE
                                         )        BOOK 1936 AT PAGE 273


         THIS MODIFICATION AGREEMENT (the "Agreement") executed this 29th day of June, 2000 to be effective as of the 10th day of May, 2000 by and between BRUNNER COMPANIES INCOME PROPERTIES, L.P., I, as successor in interest to DAYTON & ASSOCIATES VII, ("Borrower") and NEW YORK LIFE INSURANCE COMPANY, whose address is 51 Madison Avenue, New York, New York 10010, ("NYLIC").

                                   WITNESSETH:

         WHEREAS, NYLIC previously made a loan available to the Borrower in the original principal amount of Seven Million Fifty Thousand and No/100 Dollars ($7,050,000.00) (the "Loan");

         WHEREAS, the Loan was evidenced by that certain promissory note in the original amount of $7,050,000.00 from Borrower for the benefit of NYLIC (the "Note") and secured inter alia by a lien on that certain parcel of real property and improvements thereon pursuant to that certain Mortgage, Assignment of Leases and Rents and Security Agreement from Borrower dated June 2, 1988 and recorded with the Register of Deeds for Greenville County, South Carolina in Mortgage Book 1936 at Page 273 as amended by that certain Loan Modification and Extension Agreement and Mortgage Amendment, effective as of June 10, 1993 recorded in Mortgage Book 2442, page 450, as further amended by that certain Second Loan Modification and Extension Agreement and Mortgage Amendment, effective as of June 10, 1994, recorded in Mortgage Book 2632, Page 103 and further amended by that certain Third Loan Modification and Extension Agreement, Cross Pledge and Default Agreement, and Mortgage Amendment Agreement, effective September 29, 1995 recorded in Mortgage Book 2700, Page 1867 (the "Third Loan Modification Agreement") and further amended by that certain Modification Agreement, effective December 10, 1998 recorded in Mortgage Book 3208, Page 910 and by that certain Modification Agreement, effective May 10, 1999 recorded in Mortgage Book 3323, Page 72 (as amended, modified or assigned, the "Mortgage").

         WHEREAS, the Note and the Mortgage and any and all other documents related to the Loan are collectively referred to as the "Loan Documents".

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         WHEREAS, except as otherwise provided, all terms herein shall have the meanings ascribed thereto in the Loan Documents;

         WHEREAS, the Loan became due and payable in full on May 10, 2000, which was the maturity date of the Loan, NYLIC has notified Borrower of the same and Borrower desires NYLIC to waive the maturity date and modify the terms of the Loan Documents; and

         WHEREAS, Borrower and NYLIC have agreed to amend certain terms of the Loan and the Loan Documents to inter alia change the maturity date of the Loan to November 10, 2000 and to provide a new repayment schedule.

         NOW, THEREFORE, in consideration of the mutual promises contained hereinbelow, the sum of Five and No/100 Dollars ($5.00) and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties do hereby acknowledge, the parties do hereby agree as follows:

         1. The Note, and Loan Documents as applicable, are amended as follows:

                  (a) From and after May 10, 2000 through November 10, 2000 (the "Extended Maturity Date"), the Loan will accrue interest at a fixed rate per annum equal to seven (7%) percent;

                  (b) Commencing June 10, 2000 and continuing on the tenth day of each month thereafter until the Extended Maturity Date, payments in the amount of $42,082.00 will be due and payable. Such payments will be applied first to accrued and unpaid interest and then to principal;

                  (c) Commencing June 10, 2000 and continuing on the tenth day of each month thereafter until the Extended Maturity Date, Borrower will deposit into escrow with NYLIC payments for insurance and ad valorem taxes as required under the Loan Documents (such monthly payments currently being equal to $7,337.53);

                  (d) Unless sooner demanded as provided herein, all outstanding principal together with accrued unpaid interest due under the Loan shall be due and payable in full on November 10, 2000;

                  (e) The Borrower shall be entitled to prepay the Note in full at par without fee or premium on a date which is designated by Borrower in writing given to NYLIC at least ten (10) days prior to such date; and,

                  (f) Notwithstanding anything to the contrary in the Note or Loan Documents, NYLIC shall have the right, at its sole option, upon fifteen (15) days prior written notice to Borrower, with or without cause and irregardless of whether


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                           an event of default shall exist or not, to accelerate
                           repayment of the Loan in full and demand Borrower repay the Loan in full.

                  (g) The terms and provisions of Section 13. Covenants Regarding Tenant Improvement, Leasing Commissions, Capital Improvements and Debt Service Shortfall Escrow Account of the Third Loan Modification Agreement are hereby amended to provide that (i) the designated depository for the purposes of Section 13 shall be NYLIC, or its designated depository, (ii) all monies to be remitted to NYLIC, or its designated depository, shall be deposited into an interest bearing account and disbursed from time to time, pursuant to the terms of an account control agreement, the form and content of which shall be acceptable to NYLIC in its discretion; (iii) monthly, Borrower shall provide NYLIC with a written report of the operating expenses and income from the mortgaged property together with a report on all leasing activities related to the same containing names of contact persons with telephone numbers for potential tenants; (iv) every second month, a status report on litigation pending regarding the collection of rents due from Winn-Dixie, Inc. and a status report on the prospects for refinancing the Note together with potential lenders and potential time frame; and (v) promptly, as and when the same are filed or received by Borrower, provide NYLIC copies of all pleadings, petitions, briefs and/or memorandums related to the litigation pending regarding the collection of rents due from Winn-Dixie, Inc.

         2. The Loan Documents are amended by deleting all references to the maturity date of "May 10, 2000" and substituting in lieu thereof the maturity date of November 10, 2000.

         3. The principal balance due and owing under the Loan Documents as of the date hereof, after giving effect to Borrower's payment of all principal payments required to be paid hereunder, is $6,317,269.28.

         4. The Borrower represents and warrants that, at the time of the execution and delivery of this Agreement, Borrower has good and absolute title to the real property encumbered by the Loan Documents, and has full power and authority to subject the same to the lien of the Loan Documents and the same is free and clear of all liens, charges and encumbrances whatsoever, except those created by the Loan Documents or those known to NYLIC and those set forth in NYLIC's existing title insurance policy for the Loan (the "Title Policy").

         5. Except as otherwise modified hereby, the terms and provisions of the Loan Documents shall remain in full force and effect.

         6.       As a condition precedent to NYLIC's agreement herein:

                   (a) upon the execution of this Agreement, pay all costs and expenses, including but not limited to attorney's fees, recording fees and title charges incurred in


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                           connection with this Agreement and/or the
                           consummation of the transaction contemplated hereby.

                  (b) no default shall exist under the Loan Documents as of the date hereof nor shall any event have occurred which with the passage of time or the giving of notice, or both, would constitute such a default.

                  (c) upon execution of the agreement referenced in Paragraph (e) below, Borrower shall provide NYLIC evidence that the depository account opened by Borrower with Regions Bank, N.A. in account number 6801003992 (the "Account") for the purpose of holding Net Cash Flow has been closed and all monies on hand have been remitted to NYLIC to be held by NYLIC, or its designated depository in accordance with the provisions of the account control agreement referenced in Paragraph 1(g) hereof.

                  (d) Borrower shall provide or cause to be provided to NYLIC an independent title report in form and content acceptable to NYLIC opining that there are no matters of record filed subsequent to November 1, 1999 except for such matters as are expressly approved by NYLIC in its discretion.

                  (e) No later that June 30, 2000, Borrower and NYLIC shall execute an agreement regarding the monies deposited and to be deposited with NYLIC or its designated depository pursuant to the terms hereof and Section 13 of the Third Loan Modification Agreement, such agreement to be in form and content acceptable to NYLIC in its discretion.

         7. Borrower and NYLIC agree that it is the intent of the parties that the execution of this Agreement or any documents as contemplated by this Agreement or the consummation of any transactions contemplated by this Agreement shall constitute a modification, restatement and renewal under the Loan and shall not be construed as a novation.

         8. By executing this Agreement, Borrower is reconfirming the accuracy and correctness of all representations contained in the Loan Documents.

         9. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         10. Borrower hereby agrees that NYLIC, and its officers, directors, employees and agents are irrevocably and unconditionally released and discharged of any and all claims, demands, obligations, liabilities, costs and expenses, now existing (including, without limitation, any obligations or commitment of NYLIC to provide any financial accommodations to Borrower under the Loan Documents) arising out of or related to the Loan Documents.


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                   [THE REST OF THIS PAGE HAS BEEN LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Agreement this 28 day of June, 2000 to be effective as of May 10, 2000.

WITNESSES AS TO BORROWER:             BORROWER:


                                      BRUNNER COMPANIES INCOME
                                      PROPERTIES, L.P. I, as successor in
                                      interest to DAYTON & ASSOCIATES VII
                                                                          (SEAL)


\s\ Daniel E. Nixon                   By:   \s\ James M. Hull
-------------------------------          ---------------------------------------
                                      Name: James M. Hull
                                           -------------------------------------
\s\ Wayne Grovenstein                 Its:  Authorized Agent
-------------------------------           --------------------------------------


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         IN WITNESS WHEREOF, the parties have executed this Agreement this 29th day of June, 2000 to be effective as of May 10, 2000.

WITNESS AS TO NYLIC:                  NYLIC:

                                      NEW YORK LIFE INSURANCE COMPANY
                                                                          (SEAL)

\s\ Hartley H. Silas                  By:   \s\ Michael J. Falabella
-------------------------------          ---------------------------------------
                                      Name: Michael J. Falabella
                                           -------------------------------------
\s\ Bruce R. King                     Its:  Real Estate Vice President
-------------------------------           --------------------------------------


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STATE OF GEORGIA                       )
                                       )             PROBATE
COUNTY OF RICHMOND                     )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-written Brunner Companies Income Properties, L.P. I, as successor in interest to Dayton & Associates VII by James M. Hull, its authorized agent, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                       \s\ Wayne Grovenstein
                                     ---------------------------------
                                          Witness

SWORN TO before me this
28 day of June, 2000.

\s\ Karla J. Burg             (L.S.)
------------------------------
Notary Public for Georgia
My Commission Expires: Oct. 13, 2001


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STATE OF NEW YORK                       )
                                        )          PROBATE
COUNTY OF NEW YORK                      )


         PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-written New York Life Insurance Company, by Michael J. Falabella, its R.E. Vice President, sign, seal, and as its act and deed, deliver the within- written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                      \s\ Hartley H. Silas
                                     ---------------------------------
                                          Witness

SWORN TO before me this
29 day of June, 2000.

\s\ Barbara A. Curci          (L.S.)
------------------------------
Notary Public for New York
My Commission Expires: 12/15/2000


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